Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Contact:         Marsha Morgan
           (817) 352-6452

Media Contact:         Mary Jo Keating
                                       (817) 867-6407

Burlington Northern Santa Fe Reports
All-Time Record Fourth Quarter EPS

•	Quarterly earnings were $1.46 per diluted share, compared with fourth-quarter 2006 earnings of $1.42 per diluted share.

•
Freight revenues increased $352 million, or 9 percent, to $4.12 billion compared with $3.77 billion in the fourth quarter of 2006, principally due to strong yields and an increase in fuel surcharges of approximately $120 million.

•
Operating income was $950 million, compared to $943 million in the fourth quarter of 2006.  Operating income reflects a $257 million increase in fuel expense, principally resulting from higher fuel prices.

•	Full-year 2007 earnings per diluted share were $5.10. This compared to earnings per diluted share of $5.11 for 2006.

•	For 2007, BNSF exceeded $1 billion in free cash flow before dividends and achieved $738 million in free cash flow after dividends.

                  FORT WORTH, Texas,  January 29, 2008 - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported quarterly earnings of $1.46 per diluted share, compared with fourth-quarter 2006 earnings of $1.42 per share.

              “For the fifth consecutive year, BNSF achieved all-time record annual revenues and was able to generate record cash flows despite a soft economy.  In the fourth quarter, the Company was able to demonstrate earnings per share growth despite significant fuel headwind and continued softness in the Industrial Products and Consumer Products businesses. Looking forward, we continue to be optimistic about the long-term prospects for BNSF,” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer.

-more-

           Fourth-quarter 2007 freight revenues increased $352 million, or 9 percent, to an all-time quarterly record of $4.12 billion compared with $3.77 billion in the prior year. The 9-percent increase in revenue is primarily attributable to record quarterly revenues and volumes for both the Agricultural Products and Coal business groups and an increase in fuel surcharges of approximately $120 million driven by rising fuel prices.

               Agricultural Products revenues were up $158 million, or 24 percent, to an all-time quarterly record of $804 million for the fourth quarter of 2007.  This increase was primarily due to a 14-percent unit volume increase, predominately from wheat, ethanol, soybeans and fertilizer.  Coal revenues rose by $119 million, or 15 percent, to $894 million, as a result of increased tons per unit and improved yields.  Industrial Products revenues increased by $41 million, or 5 percent, to $926 million on 2-percent higher unit volumes.  Strong demand for construction and petroleum products was offset by a decline in building products as a result of weakness in the housing market.  Consumer Products revenues of $1.50 billion were $34 million, or 2 percent higher than the fourth quarter of 2006, principally due to stronger yields.

       Operating expenses for the fourth quarter of 2007 were $3.30 billion compared with fourth-quarter 2006 operating expenses of $2.94 billion.  The $356 million increase in operating expenses was largely driven by a $257 million increase in fuel expense primarily reflecting increased prices and a reduced hedge benefit.

       For the full year of 2007, operating revenues reached a record $15.8 billion, a 5-percent increase over 2006, which included revenue increases in each of the Company’s four business groups, with record revenues in the Agricultural Products and Coal business groups.  Despite a $310 million reduction in fuel hedge benefit, 2007 operating income of $3.49 billion decreased slightly compared with the prior year.

       Burlington Northern Santa Fe Corporation’s subsidiary BNSF Railway Company operates one of the largest North American rail networks, with about 32,000 route miles in 28 states and two Canadian provinces. BNSF Railway Company is among the world's top transporters of intermodal traffic, moves more grain than any other American railroad, carries the components of many of the products we depend on daily, and hauls enough low-sulfur coal to generate about ten percent of the electricity produced in the United States. BNSF Railway Company is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com.

       BNSF’s free cash flow, as discussed above, is a non-GAAP measure and should be considered in addition to, but not as a substitute or preferable to, other information prepared in accordance with GAAP. However, the information is included herein as management believes that free cash flow provides meaningful information about BNSF’s ability to generate cash flows from the operation of its business.  Below is the calculation of free cash flow for 2007.

Free Cash Flow Calculation (in millions)	2007
Net cash provided by operating activities	$$3,492
Net cash used for investing activities	(2,374)
Free Cash Flow before Dividends	1,118
Dividends paid	(380)
Free Cash Flow after Dividends	$738

Financial information follows:

Burlington Northern Santa Fe Corporation
Consolidated Income Information
(Dollars in millions, except per share data)

	Three Months
	Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006	2005
		(As Adjusted)*		(As Adjusted)*	(As Adjusted)*
Operating revenues
Freight revenues	$4,121	$3,769	$15,349	$14,545	$12,606
Other revenues	124	113	453	440	381
Total operating revenues	4,245	3,882	15,802	14,985	12,987

Operating expenses
Compensation and benefits	979	994	3,773	3,816	3,515
Fuel	960	703	3,197	2,734	1,959
Purchased services	513	461	2,023	1,906	1,713
Depreciation and amortization	340	301	1,293	1,176	1,111
Equipment rents	238	235	942	930	886
Materials and other (a)	265	245	1,088	902	876
Total operating expenses	3,295	2,939	12,316	11,464	10,060

Operating income	950	943	3,486	3,521	2,927
Interest expense	126	121	511	485	437
Other expense, net	1	10	18	40	37

Income before income taxes	823	812	2,957	2,996	2,453
Income tax expense	306	293	1,128	1,107	919

Net income	$517	$519	$1,829	$1,889	$1,534

Diluted earnings per share	$1.46	$1.42	$5.10	$5.11	$4.02

Diluted average shares outstanding (in millions)	354.3	365.3	358.9	369.8	381.8

Operating ratio (b)	76.9%	75.0%	77.3%	75.8%	76.8%

(a)  2007 includes a first-quarter charge of $81 million for additional environmental expenses and a technology system write-off.   2005
      includes a fourth-quarter net loss of $57 million from two commuter-related transactions.

(b) Calculated as total operating expenses less other revenues divided by freight revenues.
 *   Prior year numbers have been adjusted for the retrospective adoption of Financial Accounting Standards Board (FASB) Staff Position
      (FSP) AUG AIR-1, Accounting  for Planned Major Maintenance Activities.

Burlington Northern Santa Fe Corporation
Consolidated Income Information 2007
(Dollars in millions, except per share data)

					2007
	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year

Operating revenues
Freight revenues	$3,544	$3,736	$3,948	$4,121	$15,349
Other revenues	101	107	121	124	453
Total operating revenues	3,645	3,843	4,069	4,245	15,802

Operating expenses
Compensation and benefits	932	925	937	979	3,773
Fuel	652	771	814	960	3,197
Purchased services	502	507	501	513	2,023
Depreciation and amortization	307	322	324	340	1,293
Equipment rents	232	237	235	238	942
Materials and other (a)	326	240	257	265	1,088
Total operating expenses	2,951	3,002	3,068	3,295	12,316

Operating income	694	841	1,001	950	3,486
Interest expense	121	132	132	126	511
Other expense, net	5	6	6	1	18

Income before income taxes	568	703	863	823	2,957
Income tax expense	219	270	333	306	1,128

Net income	$349	$433	$530	$517	$1,829

Diluted earnings per share	$0.96	$1.20	$1.48	$1.46	$5.10

Diluted average shares outstanding (in millions)	363.7	360.8	357.1	354.3	358.9

Operating ratio (b)	80.4%	77.5%	74.6%	76.9%	77.3%

(a) First-quarter includes a charge of $81 million for additional environmental expenses and a technology system write-off.
(b) Calculated as total operating expenses less other revenues divided by freight revenues.

Burlington Northern Santa Fe Corporation
Consolidated Income Information 2006*
(Dollars in millions, except per share data)

					2006
	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year

Operating revenues
Freight revenues	$3,369	$3,592	$3,815	$3,769	$14,545
Other revenues	94	109	124	113	440
Total operating revenues	3,463	3,701	3,939	3,882	14,985

Operating expenses
Compensation and benefits	919	928	975	994	3,816
Fuel	561	678	792	703	2,734
Purchased services	464	481	500	461	1,906
Depreciation and amortization	289	290	296	301	1,176
Equipment rents	231	232	232	235	930
Materials and other	206	228	223	245	902
Total operating expenses	2,670	2,837	3,018	2,939	11,464

Operating income	793	864	921	943	3,521
Interest expense	121	118	125	121	485
Other expense, net	9	11	10	10	40

Income before income taxes	663	735	786	812	2,996
Income tax expense	253	264	297	293	1,107

Net income	$410	$471	$489	$519	$1,889

Diluted earnings per share	$1.09	$1.27	$1.33	$1.42	$5.11

Diluted average shares outstanding (in millions)	376.7	370.7	366.8	365.3	369.8

Operating ratio (a)	76.5%	75.9%	75.9%	75.0%	75.8%

(a) Calculated as total operating expenses less other revenues divided by freight revenues.
* Prior year numbers have been adjusted for the retrospective adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

Burlington Northern Santa Fe Corporation
Consolidated Balance Sheet Information
(Dollars in millions, except per share amounts)

	December 31,
	2007	2006
		(As Adjusted)*
Assets
Current assets:
Cash and cash equivalents	$330	$375
Accounts receivable, net	790	805
Materials and supplies	579	488
Current portion of deferred income taxes	290	345
Other current assets	192	168
Total current assets	2,181	2,181

Property and equipment, net	29,567	27,921

Other assets	1,835	1,695

Total assets	$33,583	$31,797

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other current liabilities	$2,824	$2,853
Long-term debt due within one year	411	473
Total current liabilities	3,235	3,326

Long-term debt and commercial paper	7,735	6,912
Deferred income taxes	8,484	8,298
Casualty and environmental liabilities	843	830
Pension and retiree health and welfare liability	444	604
Employee separation costs	77	86
Other liabilities	1,621	1,213
Total liabilities	22,439	21,269

Stockholders' equity:
Common stock and additional paid-in capital	7,353	6,995
Retained earnings	11,152	9,739
Treasury stock and other	(7,361)	(6,206)
Total stockholders' equity	11,144	10,528

Total liabilities and stockholders' equity	$33,583	$31,797

Book value per share	$32.05	$29.42
Common shares outstanding (in millions)	347.7	357.9
Net debt to total capitalization (a)	41.2%	40.0%

(a) Net debt is calculated as total debt less cash and cash equivalents, and capitalization is calculated as the sum of net debt and total stockholders' equity.
* Prior year numbers have been adjusted for the retrospective adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

Burlington Northern Santa Fe Corporation
Consolidated Cash Flow Information
(in millions)

	Three Months
	Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006	2005
		(As Adjusted)*		(As Adjusted)*	(As Adjusted)*
Operating activities

Net income	$517	$519	$1,829	$1,889	$1,534
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	340	301	1,293	1,176	1,111
Deferred income taxes	60	155	280	316	219
Long-term casualty and environmental liabilities, net	-	(15)	26	(55)	(71)
Other, net	25	(103)	162	(70)	(28)
Changes in accounts receivable sales program	100	-	-	-	(350)
Other changes in working capital	(15)	(34)	(98)	(67)	291

Net cash provided by operating activities	1,027	823	3,492	3,189	2,706

Investing activities

Capital expenditures	(473)	(465)	(2,248)	(2,014)	(1,750)
Other, net	210	143	(126)	(153)	(370)

Net cash used for investing activities	(263)	(322)	(2,374)	(2,167)	(2,120)

Financing activities

Dividends paid	(112)	(90)	(380)	(310)	(267)
Purchase of BNSF common stock	(301)	(140)	(1,265)	(730)	(799)
Proceeds from stock options exercised	16	17	142	116	244
Other, net	(412)	3	340	202	(11)

Net cash used for financing activities	(809)	(210)	(1,163)	(722)	(833)
(Decrease) increase in cash and cash equivalents	(45)	291	(45)	300	(247)
Cash and cash equivalents:

Beginning of period	375	84	375	75	322
End of period	$330	$375	$330	$375	$75
*
Prior year numbers have been adjusted for the retrospective adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities and certain comparative prior period amounts have been adjusted to conform to the current period presentation.

Burlington Northern Santa Fe Corporation
Consolidated Cash Flow Information*
(in millions)

					2007
	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year

Operating activities

Net income	$349	$433	$530	$517	$1,829
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	307	322	324	340	1,293
Deferred income taxes	52	62	106	60	280
Long-term casualty and environmental liabilities, net	42	(9)	(7)	-	26
Other, net	41	52	44	25	162
Changes in accounts receivable sales program	300	(300)	(100)	100	-
Other changes in working capital	57	(132)	(8)	(15)	(98)

Net cash provided by operating activities	1,148	428	889	1,027	3,492

Investing activities

Capital expenditures	(537)	(615)	(623)	(473)	(2,248)
Other, net	(294)	112	(154)	210	(126)

Net cash used for investing activities	(831)	(503)	(777)	(263)	(2,374)

Financing activities

Dividends paid	(90)	(89)	(89)	(112)	(380)
Purchase of BNSF common stock	(349)	(360)	(255)	(301)	(1,265)
Proceeds from stock options exercised	55	60	11	16	142
Other, net	84	465	203	(412)	340

Net cash (used for) provided by financing activities	(300)	76	(130)	(809)	(1,163)
Increase (decrease) in cash and cash equivalents	17	1	(18)	(45)	(45)
Cash and cash equivalents:

Beginning of period	375	392	393	375	375
End of period	$392	$393	$375	$330	$330

 *   Certain interim period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation
Operating Statistics*
Three Months
Ended December 31,		Year Ended December 31,
2007	2006	2007	2006	2005
		(As Adjusted)*		(As Adjusted)*	(As Adjusted)*

Cars/units (in thousands)	2,600	2,677	10,318	10,637	10,024

Average revenues per car/unit	$1,585	$1,408	$1,488	$1,367	$1,258

Revenue ton miles (in millions)	170,246	163,790	657,572	647,857	604,656

Gross ton miles (in millions)	288,172	282,499	1,121,255	1,119,928	1,061,108

RTM/GTM	0.59	0.58	0.59	0.58	0.57

Freight revenue/thousand RTM	$24.21	$23.01	$23.34	$22.45	$20.85

Operating expense/thousand RTM (a)	$19.35	$17.94	$18.73	$17.70	$16.64

Freight revenue/thousand GTM	$14.30	$13.34	$13.69	$12.99	$11.88

Operating expense/thousand GTM (a)	$11.43	$10.40	$10.98	$10.24	$9.48

Compensation and benefits/thousand GTM	$3.40	$3.52	$3.36	$3.41	$3.31

Average employees	40,970	41,550	41,189	41,338	39,353

Period end employees	40,261	41,201	40,261	41,201	40,388

Thousand RTM/average employee	4,155	3,942	15,965	15,672	15,365

Thousand GTM/average employee	7,034	6,799	27,222	27,092	26,964

Gallons of fuel used (in millions)	373	378	1,442	1,478	1,402

Average price per gallon of fuel (b)	$2.57	$1.86	$2.22	$1.85	$1.40

GTM/gallon of fuel	773	747	778	758	757

Freight train miles (in millions)	44	44	169	173	167

GTM/freight train hours (in thousands)	135	124	129	123	121

Route miles operated	32,205	31,910	32,205	31,910	32,154

(a)	2007 includes a first-quarter charge of $81 million for additional environmental expenses and a technology system write-off.
(b)	Includes handling, taxes and hedge effect.
*
Prior year numbers have been adjusted for the retrospective adoption of FSP AUG AIR-1, Accounting  for Planned Major Maintenance
Activities and certain comparative prior period amounts have been adjusted to conform to the current period presentation.

Burlington Northern Santa Fe Corporation
Operating Statistics*
					2007
	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year

Cars/units (in thousands)	2,507	2,581	2,630	2,600	10,318

Average revenues per car/unit	$1,414	$1,448	$1,501	$1,585	$1,488

Revenue ton miles (in millions)	157,263	163,428	166,635	170,246	657,572

Gross ton miles (in millions)	270,083	279,535	283,465	288,172	1,121,255

RTM/GTM	0.58	0.58	0.59	0.59	0.59

Freight revenue/thousand RTM	$22.54	$22.86	$23.69	$24.21	$23.34

Operating expense/thousand RTM (a)	$18.76	$18.37	$18.41	$19.35	$18.73

Freight revenue/thousand GTM	$13.12	$13.37	$13.93	$14.30	$13.69

Operating expense/thousand GTM (a)	$10.93	$10.74	$10.82	$11.43	$10.98

Compensation and benefits/thousand GTM	$3.45	$3.31	$3.31	$3.40	$3.36

Average employees	40,984	41,510	41,293	40,970	41,189

Period end employees	41,541	41,328	41,087	40,261	40,261

Thousand RTM/average employee	3,837	3,937	4,035	4,155	15,965

Thousand GTM/average employee	6,590	6,734	6,865	7,034	27,222

Gallons of fuel used (in millions)	360	356	353	373	1,442

Average price per gallon of fuel (b)	$1.81	$2.17	$2.31	$2.57	$2.22

GTM/gallon of fuel	750	785	803	773	778

Freight train miles (in millions)	41	42	42	44	169

GTM/freight train hours (in thousands)	125	126	130	135	129

Route Miles Operated	32,023	32,332	32,231	32,205	32,205

(a) 2007 includes a first-quarter charge of $81 million for additional environmental expenses and a technology system write-off.
(b) Includes handling, taxes and hedge effect.
* Certain interim period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation
Revenue Statistics by Commodity*

	Three Months						06-07
	Ended December 31,		Percent	Year Ended December 31,			Percent
	2007	2006	Change	2007	2006	2005	Change
Revenues (in millions)

Domestic Intermodal	$700	$674	3.9%	$2,541	$2,564	$2,372	(0.9)%
International Intermodal	664	661	0.5	2,627	2,576	2,121	2.0
Automotive	133	128	3.9	496	473	405	4.9
Total Consumer Products	1,497	1,463	2.3	5,664	5,613	4,898	0.9

Industrial Products	926	885	4.6	3,684	3,589	3,128	2.6
Coal	894	775	15.4	3,279	2,916	2,448	12.4
Agricultural Products	804	646	24.5	2,722	2,427	2,132	12.2
Total freight revenue	4,121	3,769	9.3	15,349	14,545	12,606	5.5
Other revenue	124	113	9.7	453	440	381	3.0
Total revenues	$4,245	$3,882	9.4%	$15,802	$14,985	$12,987	5.5%

Cars/units (in thousands)
Domestic Intermodal	551	554	(0.5)%	2,097	2,151	2,110	(2.5)%
International Intermodal	673	793	(15.1)	2,886	3,195	2,928	(9.7)
Automotive	42	45	(6.7)	166	174	177	(4.6)
Total Consumer Products	1,266	1,392	(9.1)	5,149	5,520	5,215	(6.7)

Industrial Products	412	402	2.5	1,664	1,686	1,655	(1.3)
Coal	640	636	0.6	2,472	2,458	2,238	0.6
Agricultural Products	282	247	14.2	1,033	973	916	6.2
Total cars/units	2,600	2,677	(2.9)%	10,318	10,637	10,024	(3.0)%

Average revenue per car/unit
Domestic Intermodal	$1,270	$1,217	4.4%	$1,212	$1,192	$1,124	1.7%
International Intermodal	987	834	18.3	910	806	724	12.9
Automotive	3,167	2,844	11.4	2,988	2,718	2,288	9.9
Total Consumer Products	1,182	1,051	12.5	1,100	1,017	939	8.2

Industrial Products	2,248	2,201	2.1	2,214	2,129	1,890	4.0
Coal	1,397	1,219	14.6	1,326	1,186	1,094	11.8
Agricultural Products	2,851	2,615	9.0	2,635	2,494	2,328	5.7
Average revenue per car/unit	$1,585	$1,408	12.6%	$1,488	$1,367	$1,258	8.9%

Revenue ton miles (in millions)
Domestic Intermodal	13,737	13,711	0.2%	52,492	53,904	54,463	(2.6)%
International Intermodal	20,039	21,513	(6.9)	82,526	84,728	78,332	(2.6)
Automotive	1,576	1,602	(1.6)	6,123	6,004	5,794	2.0
Total Consumer Products	35,352	36,826	(4.0)	141,141	144,636	138,589	(2.4)

Industrial Products	28,637	28,252	1.4	117,338	120,130	116,404	(2.3)
Coal	73,156	70,366	4.0	280,365	271,499	242,409	3.3
Agricultural Products	33,101	28,346	16.8	118,728	111,592	107,254	6.4
Total revenue ton miles	170,246	163,790	3.9%	657,572	647,857	604,656	1.5%

Freight revenue per thousand ton miles
Domestic Intermodal	$50.96	$49.16	3.7%	$48.41	$47.57	$43.55	1.8%
International Intermodal	33.14	30.73	7.8	31.83	30.40	27.08	4.7
Automotive	84.39	79.90	5.6	81.01	78.78	69.90	2.8
Total Consumer Products	42.35	39.73	6.6	40.13	38.81	35.34	3.4

Industrial Products	32.34	31.33	3.2	31.40	29.88	26.87	5.1
Coal	12.22	11.01	11.0	11.70	10.74	10.10	8.9
Agricultural Products	24.29	22.79	6.6	22.93	21.75	19.88	5.4
Freight revenue per thousand ton miles	$24.21	$23.01	5.2%	$23.34	$22.45	$20.85	4.0%

 *   Certain comparative prior period amounts have been adjusted to conform to the current period presentation.

Burlington Northern Santa Fe Corporation
Revenue Statistics by Commodity*
					2007
	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year
Revenues (in millions)

Domestic Intermodal	$586	$610	$645	$700	$2,541
International Intermodal	610	663	690	664	2,627
Automotive	116	127	120	133	496
Total Consumer Products	1,312	1,400	1,455	1,497	5,664

Industrial Products	846	950	962	926	3,684
Coal	760	776	849	894	3,279
Agricultural Products	626	610	682	804	2,722
Total freight revenue	3,544	3,736	3,948	4,121	15,349
Other revenue	101	107	121	124	453
Total revenues	$3,645	$3,843	$4,069	$4,245	$15,802

Cars/units (in thousands)
Domestic Intermodal	508	510	528	551	2,097
International Intermodal	727	746	740	673	2,886
Automotive	41	44	39	42	166
Total Consumer Products	1,276	1,300	1,307	1,266	5,149

Industrial Products	390	431	431	412	1,664
Coal	594	611	627	640	2,472
Agricultural Products	247	239	265	282	1,033
Total cars/units	2,507	2,581	2,630	2,600	10,318

Average revenue per car/unit
Domestic Intermodal	$1,154	$1,196	$1,222	$1,270	$1,212
International Intermodal	839	889	932	987	910
Automotive	2,829	2,886	3,077	3,167	2,988
Total Consumer Products	1,028	1,077	1,113	1,182	1,100

Industrial Products	2,169	2,204	2,232	2,248	2,214
Coal	1,279	1,270	1,354	1,397	1,326
Agricultural Products	2,534	2,552	2,574	2,851	2,635
Average revenue per car/unit	$1,414	$1,448	$1,501	$1,585	$1,488

Revenue ton miles (in millions)
Domestic Intermodal	12,588	12,836	13,331	13,737	52,492
International Intermodal	20,321	21,312	20,854	20,039	82,526
Automotive	1,464	1,629	1,454	1,576	6,123
Total Consumer Products	34,373	35,777	35,639	35,352	141,141

Industrial Products	27,735	30,629	30,337	28,637	117,338
Coal	66,434	69,307	71,468	73,156	280,365
Agricultural Products	28,721	27,715	29,191	33,101	118,728
Total revenue ton miles	157,263	163,428	166,635	170,246	657,572

Freight revenue per thousand ton miles
Domestic Intermodal	$46.55	$47.52	$48.38	$50.96	$48.41
International Intermodal	30.02	31.11	33.09	33.14	31.83
Automotive	79.23	77.96	82.53	84.39	81.01
Total Consumer Products	38.17	39.13	40.83	42.35	40.13

Industrial Products	30.50	31.02	31.71	32.34	31.40
Coal	11.44	11.20	11.88	12.22	11.70
Agricultural Products	21.80	22.01	23.36	24.29	22.93
Freight revenue per thousand ton miles	$22.54	$22.86	$23.69	$24.21	$23.34

 *   Certain interim period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation
Capital Expenditures and Track Maintenance

	Three Months
	Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006	2005

Capital expenditures (in millions)
Maintenance of way
Rail	$71	$53	$376	$304	$232
Ties	60	66	316	311	284
Surfacing	41	44	235	214	183
Other	99	94	432	397	354
Total maintenance of way	271	257	1,359	1,226	1,053
Mechanical	39	41	141	152	136
Information services	26	19	75	65	64
Other	31	39	105	121	108
Total maintenance of business	367	356	1,680	1,564	1,361

Terminal and line expansion	106	109	568	450	389
Total capital expenditures	$473	$465	$2,248	$2,014	$1,750

Track maintenance
Track miles of rail laid
Maintenance of business	174	133	773	692	517
Expansion projects	36	14	183	125	162
Total	210	147	956	817	679

Cross ties inserted (thousands)
Maintenance of business	479	531	2,708	2,638	2,782
Expansion projects	87	32	418	319	389
Total	566	563	3,126	2,957	3,171

Track resurfaced (miles)	1,869	2,181	11,687	12,588	12,790

Burlington Northern Santa Fe Corporation
Capital Expenditures and Track Maintenance

					2007
	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year

Capital expenditures (in millions)
Maintenance of way
Rail	$82	$117	$106	$71	$376
Ties	78	100	78	60	316
Surfacing	48	78	68	41	235
Other	103	102	128	99	432
Total maintenance of way	311	397	380	271	1,359
Mechanical	26	36	40	39	141
Information services	16	20	13	26	75
Other	27	24	23	31	105
Total maintenance of business	380	477	456	367	1,680

Terminal and line expansion	157	138	167	106	568
Total capital expenditures	$537	$615	$623	$473	$2,248

Track maintenance
Track miles of rail laid
Maintenance of business	125	246	228	174	773
Expansion projects	21	51	75	36	183
Total	146	297	303	210	956

Cross ties inserted (thousands)
Maintenance of business	664	818	747	479	2,708
Expansion projects	54	133	144	87	418
Total	718	951	891	566	3,126

Track resurfaced (miles)	2,136	4,234	3,448	1,869	11,687

Burlington Northern Santa Fe Corporation
Outstanding Debt
(Dollars in millions)

	December 31,
	2007	2006

Notes and debentures, weighted average rate of 6.6 percent, due 2008 to 2097*	$6,376	$5,364

Equipment obligations, weighted average rate of 6.6 percent, due 2008 to 2016	297	347

Capitalized lease obligations, weighted average rate of 6.3 percent, due 2008 to 2027	938	609

Mortgage bonds, weighted average rate of 5.6 percent, due 2008 to 2047	102	106

Financing obligations, weighted average rate of 6.3 percent, due 2008 to 2028	211	153

Commercial paper, weighted average rate of 5.5 percent	261	846

Unamortized discount and other, net	(39)	(40)

Total outstanding debt	8,146	7,385

Less: current portion of long-term debt	(411)	(473)

Long-term debt	$7,735	$6,912

* Notes and debentures include a fair value adjustment increase for hedges of $6 million and a decrease of $6 million at December 31, 2007 and 2006, respectively.